                                                                    EXHIBIT 23.5

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Anteon International Corporation and Subsidiaries:

We consent to the use of our report dated September 7, 2001, with respect to the balance sheets of SIGCOM, Inc. Training Division as of December 31, 2000 and 1999, and the related statements of operations and divisional equity, and cash flows for each of the years then ended, included in the Form S-1 (No. 333-75884) of Anteon International Corporation, incorporated herein by reference.

                                                BASON & COMPANY, P.A.


Greensboro, NC
March 11, 2002